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                                   EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation in Amendment No. 3 to Registration Statement No. 33-62779 on Form S-3 of our report dated March 17, 1998 appearing in this Annual Report on Form 10-K of Alexander's, Inc. for the year ended December 31, 1997 and our report dated February 6, 1998 appearing in this Annual Report on Form 10-K of Kings Plaza Shopping Center and Marina for the year ended December 31, 1997.





Parsippany, New Jersey
March 17, 1998


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